                                                                     EXHIBIT 11

                         MOBILE GAS SERVICE CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                               THREE MONTHS           NINE MONTHS         TWELVE MONTHS
                                               ENDED JUNE 30,        ENDED JUNE 30,        ENDED JUNE 30,
                                            -------------------   -------------------   -------------------
                                              1997       1996       1997       1996       1997       1996
                                            --------   --------   --------   --------   --------   --------
PRIMARY EARNINGS PER SHARE, AS SHOWN ON
     CONSOLIDATED STATEMENTS OF INCOME

Earnings applicable to common stock         $  1,096   $  1,391      7,995      8,509   $  8,117   $  8,566

Average common shares outstanding              3,232      3,218      3,229      3,216      3,227      3,214

Incremental shares resulting from assumed
     exercise of stock options                    23                    21                    19

Average common shares, as adjusted             3,255      3,218      3,250      3,216      3,246      3,214

Primary earnings per share (1)              $   0.34   $   0.44   $   2.46   $   2.65   $   2.50   $   2.66


FULLY DILUTED EARNINGS PER SHARE

Earnings applicable to common stock         $  1,096   $  1,391      7,995      8,509   $  8,117   $  8,566

Average common shares outstanding              3,232      3,218      3,229      3,216      3,227      3,214

Incremental shares resulting from assumed
     exercise of stock options                    24                    26                    23

Average common shares, as adjusted             3,256      3,218      3,255      3,216      3,250      3,214

Fully diluted earnings per share (2)        $   0.34   $   0.44   $   2.46   $   2.65   $   2.50   $   2.66


(1) Pursuant to footnote 2 to paragraph 14 of APB Opinion No. 15, the Company is not required to include common stock equivalents resulting from stock options when the effect is less 3%. The Company has chosen to reflect the effect of such options within the computation of its earnings per share.

(2)   This calculation is submitted in accordance with Regulation S-K Item 601
      (b)(11) although not required to be shown in the Consolidated Statements of Income pursuant to footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.